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                                                                    EXHIBIT 21.1

                          CHEMICAL BANKING CORPORATION

                              LIST OF SUBSIDIARIES

The Corporation has the following subsidiaries, all of which are included in the Corporation's Consolidated Financial Statements:

                                                                                         PERCENTAGE
                                                                                         OF VOTING
                                                                                         SECURITIES
                                                                    ORGANIZED            OWNED BY
                                                                    UNDER THE            IMMEDIATE
       NAME                                                         LAWS OF              PARENT
       ----                                                         ---------            ----------
Chemical Bank   . . . . . . . . . . . . . . . . . . . . . . .       New York                   100 %
   CB Capital Investors Inc.  . . . . . . . . . . . . . . . .       New York                   100
   ChemLease Worldwide, Inc.  . . . . . . . . . . . . . . . .       New York                   100
   Chemco International, Inc. . . . . . . . . . . . . . . . .       United States              100
       Chemical International Finance, Ltd.   . . . . . . . .       United States              100
           CB Beteiligungs und Verwaltungs GmbH   . . . . . .       Germany                    100
                Chemical Bank A.G.  . . . . . . . . . . . . .       Germany                    100
           Chemical Bank (Guernsey) Limited   . . . . . . . .       Channel Islands            100
           Chemical Bank (U.K.) Holdings Limited  . . . . . .       United Kingdom             100
                Chemical Investment Bank Limited  . . . . . .       United Kingdom             100
           Chemical Bank & Trust (Bahamas) Limited  . . . . .       Bahamas                    100
           Chemical Bank - France   . . . . . . . . . . . . .       France                     100
           Chemical Ireland Limited   . . . . . . . . . . . .       Ireland                    100
           Chemical Trust and Banking Company Limited   . . .       Japan                      100
           Banco Chemical (Portugal) S.A.   . . . . . . . . .       Portugal                    73
           Chemical Bank of Canada  . . . . . . . . . . . . .       Canada                      30
   Chemical Bank of Canada  . . . . . . . . . . . . . . . . .       Canada                      70
   Chemical Mortgage Company  . . . . . . . . . . . . . . . .       Ohio                       100
   ChemCredit, Inc. . . . . . . . . . . . . . . . . . . . . .       New York                   100
   Chemical Acceptance Corporation  . . . . . . . . . . . . .       Delaware                   100
       Chemical Acceptance Corporation I  . . . . . . . . . .       Delaware                   100
       Chemical Mortgage Acceptance Corp.   . . . . . . . . .       Delaware                   100
   Chemical Commercial Mortgage Securities Corp.  . . . . . .       New York                   100
   Chemical Community Development Inc.  . . . . . . . . . . .       Delaware                   100
   Manufacturers Hanover Leasing
           Corporation  . . . . . . . . . . . . . . . . . . .       Delaware                   100
Texas Commerce Bancshares, Inc. . . . . . . . . . . . . . . .       Delaware                   100
   Texas Commerce Equity Holdings, Inc. . . . . . . . . . . .       Delaware                   100
       Texas Commerce Bank, N.A.  . . . . . . . . . . . . . .       United States              100
Chemical New Jersey Holdings, Inc.  . . . . . . . . . . . . .       New Jersey                 100
   Chemical Bank New Jersey, N.A. . . . . . . . . . . . . . .       United States              100
   Princeton Bank and Trust Company . . . . . . . . . . . . .       United States              100
   Chemical Investors Services, Inc.  . . . . . . . . . . . .       New Jersey                 100
   Chemical Pennsylvania Corporation  . . . . . . . . . . . .       Delaware                   100

                                                                                         PERCENTAGE
                                                                                         OF VOTING
                                                                                         SECURITIES
                                                                    ORGANIZED            OWNED BY
                                                                    UNDER THE            IMMEDIATE
       NAME                                                         LAWS OF              PARENT
       ----                                                         ---------            ----------
Brown & Company Securities Corporation  . . . . . . . . . . .       Massachusetts              100  %
CBC-USA, Inc.         . . . . . . . . . . . . . . . .               Delaware                   100
CBC Capital Partners, Inc.  . . . . . . . . . . . . . . . . .       Delaware                   100
CBC Holding (Delaware) Inc. . . . . . . . . . . . . . . . . .       Delaware                   100
   Chemical Bank Delaware . . . . . . . . . . . . . . . . . .       Delaware                   100
       Chemical Insurance Agency, Inc.  . . . . . . . . . . .       Delaware                   100
   The CIT Group Holdings, Inc. . . . . . . . . . . . . . . .       Delaware                    40
Chatham Ventures, Inc.  . . . . . . . . . . . . . . . . . . .       New York                   100
   Chemical Venture Capital Associates  . . . . . . . . . . .       California                  80
   Chemical Equity Associates . . . . . . . . . . . . . . . .       California                  80
   Chemical European Equity Associates L.P. . . . . . . . . .       Delaware                    80
Chemical Business Credit Corp.  . . . . . . . . . . . . . . .       Delaware                   100
Chemical Capital Corporation  . . . . . . . . . . . . . . . .       New York                   100
Chemical Connecticut Corporation  . . . . . . . . . . . . . .       Connecticut                100
Chemical Holding Delaware, Inc. . . . . . . . . . . . . . . .       Delaware                   100
   Chemical Thrift Holdings Inc.  . . . . . . . . . . . . . .       Delaware                   100
       Chemical Bank Florida (Savings Bank)   . . . . . . . .       Florida                    100
   Chemical Trust Company of California . . . . . . . . . . .       California                 100
   CBC Holding (California) Inc.  . . . . . . . . . . . . . .       California                 100
       Van Deventer & Hoch  . . . . . . . . . . . . . . . . .       California                  50
Chemical Educational Services Corporation . . . . . . . . . .       Delaware                   100
Chemical Equity Incorporated  . . . . . . . . . . . . . . . .       New York                   100
Chemical Financial Management Corporation . . . . . . . . . .       Ohio                       100
Chemical Financial Services Corp., Ltd. . . . . . . . . . . .       Delaware                   100
Chemical Futures & Options, Inc.  . . . . . . . . . . . . . .       New York                   100
Chemical Investments, Inc.  . . . . . . . . . . . . . . . . .       Delaware                   100
Chemical Mortgage Securities, Inc.  . . . . . . . . . . . . .       New York                   100
Chemical New York, N.V. . . . . . . . . . . . . . . . . . . .       Netherlands
                                                                     Antilles                  100
Chemical Realty Corporation . . . . . . . . . . . . . . . . .       New York                   100
Chemical Securities Inc.  . . . . . . . . . . . . . . . . . .       Delaware                   100
Chemical Technologies Corporation . . . . . . . . . . . . . .       New York                   100
   BankLink, Inc.     . . . . . . . . . . . . . . . . . . . .       New York                   100
Manufacturers Hanover Wheelease, Inc. . . . . . . . . . . . .       Delaware                   100
Offshore Equities, Inc. . . . . . . . . . . . . . . . . . . .       New York                   100
The Portfolio Group, Inc. . . . . . . . . . . . . . . . . . .       New York                   100


The names of certain other direct and indirect subsidiaries of the Corporation have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.